Exhibit 99.1

NEWS RELEASE Investor Contact: Robb Timme, Vice President, Investor Relations 920-491-7059 Media Contact: Jennifer Kaminski, Vice President, Public Relations Senior Manager 920-491-7576

Associated Banc-Corp Reports Second Quarter Earnings of $0.50 Per Common Share, or $0.53 Per Common Share Excluding $7 million in Acquisition Related Costs1

Earnings per share up 39% from the prior year
GREEN BAY, Wis. -- July 19, 2018 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $87 million, or $0.50 per common share for the quarter ended June 30, 2018. This compares to net income available to common equity of $56 million, or $0.36 per common share for the quarter ended June 30, 2017.
“In June, we welcomed over 92,000 Bank Mutual customers to Associated Bank. We re-branded 22 Bank Mutual branches and expanded Associated Bank's network into 12 new communities. We look forward to demonstrating to our new customers the greater range of services that Associated offers," said President and CEO Philip B. Flynn. "We are also pleased with the strong bottom line results this quarter. We had solid growth in our commercial and business lending portfolios. We benefited from rising rates and a credit environment that remains benign, enabling us to take a very modest provision for credit loss in the quarter."

SECOND QUARTER 2018 SUMMARY (all comparisons to the second quarter of 2017)

•	Average loans of $23.0 billion were up 12%, or $2.5 billion

•	Average deposits of $23.6 billion were up 10%, or $2.1 billion

•	Net interest income of $226 million increased $43 million, or 23%

•	Net interest margin of 3.02% improved 19 basis points from 2.83%

•	Provision for credit losses was $4 million, down from $12 million

•	Noninterest income of $93 million was up $10 million, or 13%

•	Noninterest expense of $211 million was up $35 million and included $7 million of acquisition related costs

•	Income before income taxes was up 33%, or $26 million

•	During the quarter, the Company repurchased approximately 250,000 shares, or $7 million, of common stock

•	Total dividends paid per common share were $0.15, up 25%

1This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods. See page 10 of the attached tables for a reconciliation of GAAP financial measures to non-GAAP financial measures which exclude acquisition related costs.

Loans
Second quarter 2018 average loans of $23.0 billion were up 12%, or $2.5 billion from the second quarter of 2017, and were up $0.9 billion from the first quarter of 2018.
With respect to second quarter 2018 average balances by loan category:

•	Consumer lending increased $1.4 billion from the year ago quarter, and grew $237 million from the first quarter of 2018 to $9.6 billion.

•	Commercial real estate lending increased $742 million from the second quarter of 2017 and increased $306 million from the first quarter of 2018 to $5.7 billion.

•
Commercial and business lending increased $376 million from the year ago quarter and increased $383 million from the first quarter of 2018 to $7.7 billion. C&I loan growth was spread across most specialized lines of business and in the general commercial portfolio.

Deposits
Second quarter 2018 average deposits of $23.6 billion were up $2.1 billion, or 10% from the year ago quarter, and were flat compared to the first quarter of 2018.
With respect to second quarter 2018 average balances by deposit category:

•	Money market deposits increased $1.1 billion from the year ago quarter, but decreased $25 million from the first quarter of 2018 to $7.2 billion.

•	Interest-bearing demand deposits increased $911 million from the year ago quarter and increased $232 million from the first quarter of 2018 to $4.7 billion.

•	Time deposits increased $813 million from the year ago quarter, but decreased $150 million from the first quarter of 2018 to $2.6 billion.

•	Noninterest-bearing demand deposits increased $240 million from the year ago quarter and increased $47 million from the first quarter of 2018 to $5.1 billion.

•	Savings increased $352 million from the year ago quarter and increased $170 million from the first quarter of 2018 to $1.9 billion.

•	Network transaction deposits decreased $1.2 billion from the year ago quarter and decreased $278 million from the first quarter of 2018 to $2.1 billion.

Net Interest Income and Net Interest Margin
Second quarter 2018 net interest income of $226 million was up 23%, or $43 million from the year ago quarter, with net interest margin increasing 19 basis points to 3.02%. Second quarter 2018 net interest income increased 8%, or $16 million from the first quarter of 2018.

•	The average yield on total commercial loans for the second quarter of 2018 increased 106 basis points to 4.75% from the year ago quarter and increased 41 basis points from the prior quarter.

•	The average cost of total interest-bearing deposits for the second quarter of 2018 increased 32 basis points to 0.83% from the year ago quarter and increased 10 basis points from the prior quarter.

•
The net free funds benefit, the benefit of holding noninterest-bearing demand deposits, increased 8 basis points in the second quarter of 2018 compared to the year ago quarter and increased 4 basis points from the prior quarter.

Noninterest Income
Second quarter 2018 total noninterest income of $93 million increased $10 million from the year ago quarter and increased $2 million from the prior quarter.
With respect to second quarter 2018 noninterest income line items:

•
Insurance commissions and fees were up $3 million from the year ago quarter, driven by the acquisitions of Diversified Insurance Solutions and Anderson Insurance, and were up $1 million from the prior quarter on seasonal strength of the employee benefits business.

•	Card-based and loan fees were up $1 million from both the year ago quarter and the prior quarter.

Noninterest Expense
Second quarter 2018 total noninterest expense of $211 million increased 20%, or $35 million from the year ago quarter, but decreased $2 million from the first quarter of 2018. Second quarter 2018 noninterest expense includes $7 million of Bank Mutual acquisition related costs.
With respect to second quarter 2018 noninterest expense line items:

•	Personnel expense increased $17 million from the year ago quarter, and increased by $6 million from the first quarter of 2018, primarily driven by the additional cost of Bank Mutual staff.

•	Technology expense increased $4 million from the year ago quarter, and increased by $2 million from the prior quarter, largely driven by the additional cost of Bank Mutual operations.

•
Occupancy expense increased $2 million from the year ago quarter, with most of the increase coming from the additional expense of acquired Bank Mutual facilities. Occupancy expense was down slightly from the prior quarter.

•	Acquisition related costs decreased $13 million from the prior quarter.

Taxes
The second quarter 2018 effective tax rate was 14% compared to 26% in the year ago quarter. The decrease is primarily due to the Tax Cut and Jobs Act (TCJA) signed into law on December 22, 2017. In the second quarter, the Company received one-time tax benefits from implementing tax planning strategies to maximize the positive impact of the TCJA. Going forward, the Company expects its quarterly effective tax rate to be approximately 22% for the remainder of 2018, and approximately 20% for the full year.

Credit
The second quarter provision for credit losses was $4 million, down from $12 million in the year ago quarter, but up from zero in the prior quarter, primarily due to loan growth.
With respect to second quarter 2018 credit quality:

•	Potential problem loans of $242 million were down $21 million from the year ago quarter and were down $41 million from the prior quarter.

•
Nonaccrual loans of $204 million were down $27 million from the year ago quarter and were down $4 million from the prior quarter. The nonaccrual loans to total loans ratio was 0.89% in the second quarter, compared to 1.12% in the year ago quarter, and 0.91% in the prior quarter.

•	Net charge offs of $8 million were down $4 million from the year ago quarter and were down $1 million from the prior quarter. Net oil and gas charge offs were $7 million in the second quarter.

•
The allowance for loan losses of $253 million was down $29 million from the year ago quarter and was down $4 million from the prior quarter. The allowance for loan losses to total loans ratio was 1.10% in the second quarter of 2018, compared to 1.35% in the year ago quarter, and 1.13% in the prior quarter.

•
The allowance related to the oil and gas portfolio was $17 million at June 30, 2018 and represented 2.5% of total oil and gas loans compared to 5.4% in the year ago quarter, and 2.9% in the prior quarter.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.5% at June 30, 2018. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.
During the quarter, the Company repurchased approximately 250,000 shares, or $7 million, of common stock, at an average price of $26.52 per share.

SECOND QUARTER 2018 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, July 19, 2018. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp second quarter 2018 earnings call. The second quarter 2018 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.
ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $34 billion and is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 230 banking locations serving more than 110 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” “outlook,” or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES
This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
(In thousands)	Jun 30, 2018	Mar 31, 2018	Seql Qtr $ Change	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Comp Qtr $ Change
Assets
Cash and due from banks	$396,761	$328,260	$68,501	$483,666	$354,331	$396,677	$84
Interest-bearing deposits in other financial institutions	71,462	94,918	(23,456)	199,702	109,596	126,232	(54,770)
Federal funds sold and securities purchased under agreements to resell	3,150	10,000	(6,850)	32,650	27,700	43,000	(39,850)
Investment securities held to maturity, at amortized cost	2,602,247	2,443,203	159,044	2,282,853	2,233,579	2,255,395	346,852
Investment securities available for sale, at fair value	4,261,651	4,485,875	(224,224)	4,043,446	3,801,699	3,687,470	574,181
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	249,040	233,216	15,824	165,331	172,446	181,180	67,860
Residential loans held for sale	143,022	103,953	39,069	85,544	113,064	41,620	101,402
Commercial loans held for sale	—	6,091	(6,091)	—	9,718	4,772	(4,772)
Loans	22,976,786	22,810,491	166,295	20,784,991	20,931,460	20,783,069	2,193,717
Allowance for loan losses	(252,601)	(257,058)	4,457	(265,880)	(276,551)	(281,101)	28,500
Loans, net	22,724,184	22,553,433	170,751	20,519,111	20,654,909	20,501,968	2,222,216
Bank and corporate owned life insurance	659,592	657,841	1,751	591,057	589,093	588,440	71,152
Tax credit and other investments	137,051	142,368	(5,317)	147,099	120,927	95,710	41,341
Trading assets	132,919	102,890	30,029	69,675	48,429	48,576	84,343
Premises and equipment	361,385	381,327	(19,942)	330,963	330,065	328,404	32,981
Goodwill	1,166,665	1,153,156	13,509	976,239	972,006	972,006	194,659
Mortgage servicing rights, net	66,980	66,407	573	58,384	58,377	59,395	7,585
Other intangible assets, net	80,346	79,714	632	15,580	14,080	14,530	65,816
Other assets	596,190	523,855	72,335	482,294	454,528	423,650	172,540
Total assets	$33,652,647	$33,366,505	$286,142	$30,483,594	$30,064,547	$29,769,025	$3,883,622
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$5,341,361	$5,458,473	$(117,112)	$5,478,416	$5,177,734	$5,038,162	$303,199
Interest-bearing deposits	18,474,953	18,367,129	107,824	17,307,546	17,155,717	16,580,018	1,894,935
Total deposits	23,816,314	23,825,602	(9,288)	22,785,962	22,333,451	21,618,180	2,198,134
Federal funds purchased and securities sold under agreements to repurchase	203,733	283,954	(80,221)	324,815	476,550	607,669	(403,936)
Commercial paper	52,791	82,420	(29,629)	67,467	68,067	97,813	(45,022)
FHLB advances	4,797,857	4,515,887	281,970	3,184,168	3,170,172	3,462,176	1,335,681
Other long-term funding	497,619	497,451	168	497,282	497,113	496,944	675
Trading liabilities	131,612	100,247	31,365	67,660	46,812	47,143	84,469
Accrued expenses and other liabilities	382,476	348,246	34,230	318,797	268,781	247,598	134,878
Total liabilities	29,882,403	29,653,806	228,597	27,246,151	26,860,946	26,577,523	3,304,880
Stockholders’ equity
Preferred equity	159,401	159,853	(452)	159,929	159,929	159,929	(528)
Common equity
Common stock	1,751	1,741	10	1,618	1,615	1,630	121
Surplus	1,828,965	1,823,800	5,165	1,454,188	1,442,328	1,474,301	354,664
Retained earnings	1,920,579	1,859,068	61,511	1,819,230	1,792,184	1,747,632	172,947
Accumulated other comprehensive income (loss)	(119,888)	(107,673)	(12,215)	(62,758)	(54,288)	(53,470)	(66,418)
Treasury stock, at cost	(20,564)	(24,089)	3,525	(134,764)	(138,167)	(138,520)	117,956
Total common equity	3,610,843	3,552,847	57,996	3,077,514	3,043,672	3,031,573	579,270
Total stockholders’ equity	3,770,244	3,712,699	57,545	3,237,443	3,203,601	3,191,502	578,742
Total liabilities and stockholders’ equity	$33,652,647	$33,366,505	$286,142	$30,483,594	$30,064,547	$29,769,025	$3,883,622
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)
(In thousands, except per share data)			Comp Qtr		YTD	YTD	Comp YTD
	2Q18	2Q17	$ Change	% Change	Jun 2018	Jun 2017	$ Change	% Change
Interest income
Interest and fees on loans	$246,646	$184,246	$62,400	34%	$466,680	$357,895	$108,785	30%
Interest and dividends on investment securities
Taxable	30,623	23,658	6,965	29%	60,727	47,133	13,594	29%
Tax-exempt	10,783	8,143	2,640	32%	20,000	16,272	3,728	23%
Other interest	3,153	1,553	1,600	103%	5,330	3,089	2,241	73%
Total interest income	291,205	217,600	73,605	34%	552,737	424,389	128,348	30%
Interest expense
Interest on deposits	38,431	21,180	17,251	81%	71,843	38,104	33,739	89%
Interest on Federal funds purchased and securities sold under agreements to repurchase	538	824	(286)	(35)%	1,060	1,339	(279)	(21)%
Interest on other short-term funding	51	84	(33)	(39)%	111	169	(58)	(34)%
Interest on FHLB advances	21,279	7,149	14,130	198%	34,402	11,596	22,806	197%
Interest on long-term funding	4,544	4,544	—	—%	9,088	9,088	—	—%
Total interest expense	64,843	33,781	31,062	92%	116,504	60,296	56,208	93%
Net interest income	226,362	183,819	42,543	23%	436,233	364,093	72,140	20%
Provision for credit losses	4,000	12,000	(8,000)	(67)%	4,000	21,000	(17,000)	(81)%
Net interest income after provision for credit losses	222,362	171,819	50,543	29%	432,233	343,093	89,140	26%
Noninterest income
Insurance commissions and fees	23,996	20,853	3,143	15%	46,644	42,473	4,171	10%
Service charges and deposit account fees	16,390	16,030	360	2%	32,810	32,386	424	1%
Card-based and loan fees	14,387	13,764	623	5%	27,809	26,229	1,580	6%
Trust and asset management fees	13,437	12,346	1,091	9%	26,806	24,281	2,525	10%
Brokerage commissions and fees	6,896	4,346	2,550	59%	14,169	8,679	5,490	63%
Mortgage banking, net	6,258	5,027	1,231	24%	12,628	9,606	3,022	31%
Capital markets, net	4,783	4,042	741	18%	10,089	7,925	2,164	27%
Bank and corporate owned life insurance	3,978	3,899	79	2%	7,165	6,514	651	10%
Asset gains (losses), net	2,497	(466)	2,963	N/M	2,390	(700)	3,090	N/M
Investment securities gains (losses), net	(2,015)	356	(2,371)	N/M	(2,015)	356	(2,371)	N/M
Other	2,235	2,213	22	1%	4,727	4,492	235	5%
Total noninterest income	92,842	82,410	10,432	13%	183,222	162,241	20,981	13%
Noninterest expense
Personnel	123,980	107,066	16,914	16%	241,665	213,848	27,817	13%
Occupancy	15,071	12,832	2,239	17%	30,428	28,051	2,377	8%
Technology	19,452	15,473	3,979	26%	37,167	29,893	7,274	24%
Equipment	5,953	5,234	719	14%	11,509	10,719	790	7%
Business development and advertising	7,067	7,152	(85)	(1)%	13,760	12,987	773	6%
Legal and professional	6,284	5,711	573	10%	11,697	9,877	1,820	18%
Card issuance and loan costs	3,173	2,974	199	7%	6,477	5,594	883	16%
Foreclosure / OREO expense, net	1,021	1,182	(161)	(14)%	1,744	2,687	(943)	(35)%
FDIC assessment	8,250	8,000	250	3%	16,500	16,000	500	3%
Other intangible amortization	2,168	496	1,672	N/M	3,693	1,009	2,684	N/M
Acquisition related costs (1)	7,107	—	7,107	N/M	27,712	—	27,712	N/M
Other	11,732	10,196	1,536	15%	21,873	19,342	2,531	13%
Total noninterest expense	211,258	176,316	34,942	20%	424,223	350,007	74,216	21%
Income before income taxes	103,947	77,913	26,034	33%	191,232	155,327	35,905	23%
Income tax expense	14,754	19,930	(5,176)	(26)%	32,583	41,074	(8,491)	(21)%
Net income	89,192	57,983	31,209	54%	158,648	114,253	44,395	39%
Preferred stock dividends	2,329	2,339	(10)	—%	4,668	4,669	(1)	—%
Net income available to common equity	$86,863	$55,644	$31,219	56%	$153,980	$109,584	$44,396	41%
Earnings per common share
Basic	$0.51	$0.36	$0.15	42%	$0.92	$0.72	$0.20	28%
Diluted	$0.50	$0.36	$0.14	39%	$0.90	$0.71	$0.19	27%
Average common shares outstanding
Basic	170,633	151,573	19,060	13%	167,096	151,196	15,900	11%
Diluted	173,409	154,302	19,107	12%	169,920	154,147	15,773	10%
N/M = Not meaningful
Numbers may not sum due to rounding.

(1)	Includes Bank Mutual acquisition related costs only.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
(In thousands, except per share data)			Seql Qtr					Comp Qtr
	2Q18	1Q18	$ Change	% Change	4Q17	3Q17	2Q17	$ Change	% Change
Interest income
Interest and fees on loans	$246,646	$220,034	$26,612	12%	$194,133	$196,972	$184,246	$62,400	34%
Interest and dividends on investment securities
Taxable	30,623	30,104	519	2%	25,614	24,162	23,658	6,965	29%
Tax-exempt	10,783	9,217	1,566	17%	8,437	8,268	8,143	2,640	32%
Other interest	3,153	2,177	976	45%	2,138	2,492	1,553	1,600	103%
Total interest income	291,205	261,532	29,673	11%	230,322	231,894	217,600	73,605	34%
Interest expense
Interest on deposits	38,431	33,412	5,019	15%	28,143	27,778	21,180	17,251	81%
Interest on Federal funds purchased and securities sold under agreements to repurchase	538	522	16	3%	420	768	824	(286)	(35)%
Interest on other short-term funding	51	60	(9)	(15)%	54	70	84	(33)	(39)%
Interest on FHLB advances	21,279	13,123	8,156	62%	10,156	8,612	7,149	14,130	198%
Interest on long-term funding	4,544	4,544	—	—%	4,544	4,544	4,544	—	—%
Total interest expense	64,843	51,661	13,182	26%	43,317	41,772	33,781	31,062	92%
Net Interest income	226,362	209,871	16,491	8%	187,005	190,122	183,819	42,543	23%
Provision for credit losses	4,000	—	4,000	N/M	—	5,000	12,000	(8,000)	(67)%
Net interest income after provision for credit losses	222,362	209,871	12,491	6%	187,005	185,122	171,819	50,543	29%
Noninterest income
Insurance commissions and fees	23,996	22,648	1,348	6%	19,186	19,815	20,853	3,143	15%
Service charges and deposit account fees	16,390	16,420	(30)	—%	15,773	16,268	16,030	360	2%
Card-based and loan fees	14,387	13,422	965	7%	13,840	12,619	13,764	623	5%
Trust and asset management fees	13,437	13,369	68	1%	13,125	12,785	12,346	1,091	9%
Brokerage commissions and fees	6,896	7,273	(377)	(5)%	6,864	4,392	4,346	2,550	59%
Mortgage banking, net	6,258	6,370	(112)	(2)%	3,169	6,585	5,027	1,231	24%
Capital markets, net	4,783	5,306	(523)	(10)%	7,107	4,610	4,042	741	18%
Bank and corporate owned life insurance	3,978	3,187	791	25%	3,156	6,580	3,899	79	2%
Asset gains (losses), net	2,497	(107)	2,604	N/M	(528)	(16)	(466)	2,963	N/M
Investment securities gains (losses), net	(2,015)	—	(2,015)	N/M	75	3	356	(2,371)	N/M
Other	2,235	2,492	(257)	(10)%	2,777	2,254	2,213	22	1%
Total noninterest income	92,842	90,380	2,462	3%	84,544	85,895	82,410	10,432	13%
Noninterest expense
Personnel	123,980	117,685	6,295	5%	107,031	108,098	107,066	16,914	16%
Occupancy	15,071	15,357	(286)	(2)%	13,497	12,294	12,832	2,239	17%
Technology	19,452	17,715	1,737	10%	17,878	15,233	15,473	3,979	26%
Equipment	5,953	5,556	397	7%	5,250	5,232	5,234	719	14%
Business development and advertising	7,067	6,693	374	6%	8,195	7,764	7,152	(85)	(1)%
Legal and professional	6,284	5,413	871	16%	6,384	6,248	5,711	573	10%
Card issuance and loan costs	3,173	3,304	(131)	(4)%	2,836	3,330	2,974	199	7%
Foreclosure / OREO expense, net	1,021	723	298	41%	1,285	906	1,182	(161)	(14)%
FDIC assessment	8,250	8,250	—	—%	7,500	7,800	8,000	250	3%
Other intangible amortization	2,168	1,525	643	42%	500	450	496	1,672	N/M
Acquisition related costs (1)	7,107	20,605	(13,498)	(66)%	—	—	—	7,107	N/M
Other	11,732	10,140	1,592	16%	11,343	10,072	10,196	1,536	15%
Total noninterest expense	211,258	212,965	(1,707)	(1)%	181,699	177,427	176,316	34,942	20%
Income before income taxes	103,947	87,285	16,662	19%	89,850	93,590	77,913	26,034	33%
Income tax expense	14,754	17,829	(3,075)	(17)%	39,840	28,589	19,930	(5,176)	(26)%
Net income	89,192	69,456	19,736	28%	50,010	65,001	57,983	31,209	54%
Preferred stock dividends	2,329	2,339	(10)	—%	2,339	2,339	2,339	(10)	—%
Net income available to common equity	$86,863	$67,117	$19,746	29%	$47,671	$62,662	$55,644	$31,219	56%
Earnings per common share
Basic	$0.51	$0.41	$0.10	24%	$0.31	$0.41	$0.36	$0.15	42%
Diluted	$0.50	$0.40	$0.10	25%	$0.31	$0.41	$0.36	$0.14	39%
Average common shares outstanding
Basic	170,633	163,520	7,113	4%	150,563	150,565	151,573	19,060	13%
Diluted	173,409	166,432	6,977	4%	153,449	152,968	154,302	19,107	12%
N/M = Not meaningful
Numbers may not sum due to rounding.

(1)	Includes Bank Mutual acquisition related costs only.

Associated Banc-Corp Selected Quarterly Information
(In millions, except share and per share, full time equivalent employee and branch count data)	YTD Jun 2018	YTD Jun 2017	2Q18	1Q18	4Q17	3Q17	2Q17
Per common share data
Dividends	$0.30	$0.24	$0.15	$0.15	$0.14	$0.12	$0.12
Market value:
High	28.85	26.50	28.85	26.90	26.10	25.70	25.50
Low	23.60	23.25	24.20	23.60	24.00	21.25	23.25
Close	27.30	25.20	27.30	24.85	25.40	24.25	25.20
Book value	20.81	19.70	20.81	20.63	20.13	19.98	19.70
Tangible book value / share	$13.62	$13.29	$13.62	$13.47	$13.65	$13.51	$13.29
Performance ratios (annualized)
Return on average assets	0.98%	0.79%	1.07%	0.88%	0.66%	0.86%	0.80%
Effective tax rate	17.04%	26.44%	14.19%	20.43%	44.34%	30.55%	25.58%
Dividend payout ratio (1)	32.61%	33.33%	29.41%	36.59%	45.16%	29.27%	33.33%
Net interest margin	2.97%	2.83%	3.02%	2.92%	2.79%	2.84%	2.83%
Selected trend information
Average full time equivalent employees	4,780	4,361	4,865	4,693	4,367	4,384	4,352
Branch count			237	271	213	214	214
Assets under management, at market value (2)			$10,776	$10,540	$10,555	$9,243	$8,997
Mortgage loans originated for sale during period	$516	$220	$319	$198	$249	$246	$119
Mortgage loan settlements during period	$482	$364	$294	$188	$268	$188	$167
Mortgage portfolio serviced for others			$8,501	$8,507	$7,647	$7,653	$7,768
Mortgage servicing rights, net / mortgage portfolio serviced for others			0.79%	0.78%	0.76%	0.76%	0.76%
Shares outstanding, end of period			173,526	172,182	152,846	152,316	153,848
Net shares issuable to Associated Banc-Corp warrant ("ASBWS") holders (5)			136	1,023	1,134	903	1,094
Selected quarterly ratios
Loans / deposits			96.47%	95.74%	91.22%	93.72%	96.14%
Stockholders’ equity / assets			11.20%	11.13%	10.62%	10.66%	10.72%
Risk-based capital (3) (4)
Total risk-weighted assets			$24,059	$23,535	$21,544	$21,657	$21,590
Common equity Tier 1			$2,528	$2,474	$2,172	$2,144	$2,130
Common equity Tier 1 capital ratio			10.51%	10.51%	10.08%	9.90%	9.87%
Tier 1 capital ratio			11.17%	11.19%	10.82%	10.64%	10.61%
Total capital ratio			13.36%	13.45%	13.22%	13.04%	13.01%
Tier 1 leverage ratio			8.32%	8.48%	8.02%	7.93%	8.09%
Loans
Recorded investment on loans			$22,916	$22,756	$20,699	$20,849	$20,708
Net unaccreted Bank Mutual purchase discount			(26)	(34)	—	—	—
Net other deferred costs			87	88	86	83	75
Loans			$22,977	$22,810	$20,785	$20,931	$20,783
Numbers may not sum due to rounding.

(1)	Ratio is based upon basic earnings per common share.

(2)	Excludes assets held in brokerage accounts.

(3)
The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.

(4)	June 30, 2018 data is estimated.

(5)	Based on the treasury stock method and the period-end close price. The ASBWS warrants will expire on November 21, 2018.

Associated Banc-Corp Selected Asset Quality Information
(In thousands)	Jun 30, 2018	Mar 31, 2018	Seql Qtr % Change	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$257,058	$265,880	(3)%	$276,551	$281,101	$282,672	(9)%
Provision for loan losses	4,000	500	N/M	—	6,000	11,000	(64)%
Charge offs	(14,926)	(12,155)	23%	(14,289)	(14,727)	(15,376)	(3)%
Recoveries	6,470	2,832	128%	3,618	4,177	2,805	131%
Net charge offs	(8,456)	(9,323)	(9)%	(10,671)	(10,550)	(12,571)	(33)%
Balance at end of period	$252,601	$257,058	(2)%	$265,880	$276,551	$281,101	(10)%
Allowance for unfunded commitments
Balance at beginning of period	$26,336	$24,400	8%	$24,400	$25,400	$24,400	8%
Provision for unfunded commitments	—	(500)	(100)%	—	(1,000)	1,000	(100)%
Amount recorded at acquisition	—	2,436	(100)%	—	—	—	N/M
Balance at end of period	$26,336	$26,336	—%	$24,400	$24,400	$25,400	4%
Allowance for credit losses	$278,937	$283,394	(2)%	$290,280	$300,951	$306,501	(9)%
Provision for credit losses	$4,000	$—	N/M	$—	$5,000	$12,000	(67)%
	Jun 30, 2018	Mar 31, 2018	Seql Qtr % Change	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Comp Qtr % Change
Net charge offs
Commercial and industrial	$(6,606)	$(6,599)	—%	$(8,212)	$(9,442)	$(11,046)	(40)%
Commercial real estate—owner occupied	270	(1,025)	(126)%	(246)	13	43	N/M
Commercial and business lending	(6,336)	(7,624)	(17)%	(8,458)	(9,429)	(11,003)	(42)%
Commercial real estate—investor	(1,189)	8	N/M	(164)	55	(126)	N/M
Real estate construction	48	189	(75)%	(365)	(150)	(26)	N/M
Commercial real estate lending	(1,141)	197	N/M	(529)	(95)	(152)	N/M
Total commercial	(7,477)	(7,427)	1%	(8,987)	(9,524)	(11,155)	(33)%
Residential mortgage	(135)	(131)	3%	(966)	(26)	(564)	(76)%
Home equity	140	(677)	(121)%	330	(87)	54	159%
Other consumer	(984)	(1,088)	(10)%	(1,048)	(913)	(906)	9%
Total consumer	(979)	(1,896)	(48)%	(1,684)	(1,026)	(1,416)	(31)%
Total net charge offs	$(8,456)	$(9,323)	(9)%	$(10,671)	$(10,550)	$(12,571)	(33)%

(In basis points)	Jun 30, 2018	Mar 31, 2018		Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Net charge offs to average loans (annualized)
Commercial and industrial	(39)	(41)		(51)	(58)	(69)
Commercial real estate—owner occupied	12	(48)		(12)	1	2
Commercial and business lending	(33)	(42)		(47)	(51)	(60)
Commercial real estate—investor	(12)	N/M		(2)	1	(2)
Real estate construction	1	5		(10)	(4)	(1)
Commercial real estate lending	(8)	1		(4)	(1)	(1)
Total commercial	(22)	(24)		(30)	(31)	(36)
Residential mortgage	(1)	(1)		(5)	N/M	(3)
Home equity	6	(28)		15	(4)	2
Other consumer	(105)	(115)		(109)	(97)	(98)
Total consumer	(4)	(8)		(8)	(5)	(7)
Total net charge offs	(15)	(17)		(20)	(20)	(25)

(In thousands)	Jun 30, 2018	Mar 31, 2018	Seql Qtr % Change	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Comp Qtr % Change
Credit Quality
Nonaccrual loans	$204,460	$208,553	(2)%	$208,546	$210,517	$231,888	(12)%
Other real estate owned (OREO)(a)	27,207	16,919	61%	12,608	8,483	7,782	N/M
Other nonperforming assets	7,059	7,117	(1)%	7,418	7,418	7,418	(5)%
Total nonperforming assets	$238,726	$232,589	3%	$228,572	$226,418	$247,088	(3)%

Loans 90 or more days past due and still accruing	$1,839	$3,393	(46)%	$1,867	$1,611	$1,535	20%
Allowance for loan losses to loans	1.10%	1.13%		1.28%	1.32%	1.35%
Net unaccreted purchase discount to net purchased loans	1.58%	1.80%		—%	—%	—%
Allowance for loan losses to nonaccrual loans	123.55%	123.26%		127.49%	131.37%	121.22%
Nonaccrual loans to total loans	0.89%	0.91%		1.00%	1.01%	1.12%
Nonperforming assets to total loans plus OREO	1.04%	1.02%		1.10%	1.08%	1.19%
Nonperforming assets to total assets	0.71%	0.70%		0.75%	0.75%	0.83%
Year-to-date net charge offs to average loans (annualized)	0.16%	0.17%		0.19%	0.19%	0.18%

(a)	The June 30, 2018 change in OREO is primarily due to the closure of Bank Mutual properties.

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Jun 30, 2018	Mar 31, 2018	Seql Qtr % Change	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$81,776	$102,667	(20)%	$112,786	$122,284	$141,475	(42)%
Commercial real estate—owner occupied	18,649	20,636	(10)%	22,740	15,598	15,800	18%
Commercial and business lending	100,425	123,303	(19)%	135,526	137,882	157,275	(36)%
Commercial real estate—investor	26,503	15,574	70%	4,729	3,543	7,206	N/M
Real estate construction	1,544	1,219	27%	974	1,540	1,717	(10)%
Commercial real estate lending	28,047	16,793	67%	5,703	5,083	8,923	N/M
Total commercial	128,472	140,096	(8)%	141,229	142,965	166,198	(23)%
Residential mortgage	62,896	55,100	14%	53,632	54,654	51,975	21%
Home equity	12,958	13,218	(2)%	13,514	12,639	13,482	(4)%
Other consumer	134	139	(4)%	171	259	233	(42)%
Total consumer	75,988	68,456	11%	67,317	67,552	65,690	16%
Total nonaccrual loans	$204,460	$208,553	(2)%	$208,546	$210,517	$231,888	(12)%

	Jun 30, 2018	Mar 31, 2018	Seql Qtr % Change	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Comp Qtr % Change
Restructured loans (accruing)
Commercial and industrial	$32,438	$29,580	10%	$30,047	$32,572	$31,540	3%
Commercial real estate—owner occupied	3,820	3,892	(2)%	3,989	4,077	4,145	(8)%
Commercial and business lending	36,258	33,472	8%	34,036	36,649	35,685	2%
Commercial real estate—investor	372	13,683	(97)%	14,389	14,294	14,628	(97)%
Real estate construction	222	305	(27)%	310	316	321	(31)%
Commercial real estate lending	594	13,988	(96)%	14,699	14,610	14,949	(96)%
Total commercial	36,852	47,460	(22)%	48,735	51,259	50,634	(27)%
Residential mortgage	17,934	19,902	(10)%	17,068	16,859	17,624	2%
Home equity	7,900	8,098	(2)%	7,705	7,987	7,985	(1)%
Other consumer	1,037	1,041	—%	1,110	1,073	1,082	(4)%
Total consumer	26,871	29,041	(7)%	25,883	25,919	26,691	1%
Total restructured loans (accruing)	$63,723	$76,501	(17)%	$74,618	$77,178	$77,325	(18)%
Restructured loans included in nonaccrual loans (not included with restructured loans (accruing))	$38,005	$23,827	60%	$23,486	$33,520	$51,715	(27)%
	Jun 30, 2018	Mar 31, 2018	Seql Qtr % Change	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
Commercial and industrial	$588	$880	(33)%	$271	$1,378	$1,255	(53)%
Commercial real estate—owner occupied	193	511	(62)%	48	1,522	1,284	(85)%
Commercial and business lending	781	1,391	(44)%	319	2,900	2,539	(69)%
Commercial real estate—investor	828	240	N/M	374	1,109	899	(8)%
Real estate construction	19,765	490	N/M	251	700	135	N/M
Commercial real estate lending	20,593	730	N/M	625	1,809	1,034	N/M
Total commercial	21,374	2,121	N/M	944	4,709	3,573	N/M
Residential mortgage	9,341	15,133	(38)%	9,552	8,870	9,165	2%
Home equity	7,270	5,868	24%	6,825	7,191	5,924	23%
Other consumer	1,735	1,811	(4)%	2,007	1,686	1,746	(1)%
Total consumer	18,346	22,812	(20)%	18,384	17,747	16,835	9%
Total accruing loans 30-89 days past due	$39,720	$24,934	59%	$19,328	$22,456	$20,408	95%

	Jun 30, 2018	Mar 31, 2018	Seql Qtr % Change	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Comp Qtr % Change
Potential Problem Loans
Commercial and industrial	$172,177	$196,766	(12)%	$113,778	$153,779	$142,607	21%
Commercial real estate—owner occupied	38,879	34,410	13%	41,997	57,468	60,724	(36)%
Commercial and business lending	211,056	231,176	(9)%	155,775	211,247	203,331	4%
Commercial real estate—investor	24,790	46,970	(47)%	19,291	46,770	48,569	(49)%
Real estate construction	3,168	1,695	87%	—	118	8,901	(64)%
Commercial real estate lending	27,958	48,665	(43)%	19,291	46,888	57,470	(51)%
Total commercial	239,014	279,841	(15)%	175,066	258,135	260,801	(8)%
Residential mortgage	2,355	2,155	9%	1,616	650	1,576	49%
Home equity	142	188	(24)%	195	124	208	(32)%
Other consumer	6	—	N/M	—	—	—	N/M
Total consumer	2,503	2,343	7%	1,811	774	1,784	40%
Total potential problem loans	$241,517	$282,184	(14)%	$176,877	$258,909	$262,585	(8)%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
(In thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (1) (2) (3)
Commercial and business lending	$7,697,057	$86,771	4.52%	$7,313,621	$74,706	4.14%	$7,321,523	$65,507	3.59%
Commercial real estate lending	5,705,817	72,049	5.06%	5,399,429	61,504	4.62%	4,964,257	47,562	3.84%
Total commercial	13,402,874	158,820	4.75%	12,713,050	136,210	4.34%	12,285,780	113,069	3.69%
Residential mortgage	8,237,457	69,030	3.35%	8,010,381	66,402	3.32%	6,957,865	56,097	3.23%
Retail	1,365,097	19,210	5.63%	1,355,098	17,852	5.29%	1,278,345	16,048	5.03%
Total loans	23,005,428	247,060	4.30%	22,078,529	220,464	4.03%	20,521,990	185,214	3.62%
Investment securities
Taxable	5,518,077	30,623	2.22%	5,576,826	30,104	2.16%	4,781,488	23,658	1.98%
Tax-exempt (1)	1,497,192	13,587	3.63%	1,312,913	11,613	3.54%	1,143,736	12,459	4.36%
Other short-term investments	392,009	3,153	3.22%	313,864	2,177	2.80%	297,341	1,553	2.09%
Investments and other	7,407,277	47,363	2.56%	7,203,603	43,894	2.44%	6,222,565	37,670	2.42%
Total earning assets	30,412,705	$294,423	3.88%	29,282,132	$264,358	3.64%	26,744,555	$222,884	3.34%
Other assets, net	3,022,659			2,884,248			2,454,351
Total assets	$33,435,364			$32,166,380			$29,198,906
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$1,892,808	$210	0.04%	$1,722,665	$202	0.05%	$1,541,129	$201	0.05%
Interest-bearing demand	4,735,514	9,918	0.84%	4,503,974	7,818	0.70%	3,824,759	4,401	0.46%
Money market	7,190,178	12,045	0.67%	7,215,329	9,785	0.55%	6,135,222	4,851	0.32%
Network Transaction Deposits	2,130,854	9,503	1.79%	2,408,681	8,778	1.48%	3,377,513	8,017	0.95%
Time deposits	2,565,001	6,755	1.06%	2,715,292	6,830	1.02%	1,752,255	3,710	0.85%
Total interest-bearing deposits	18,514,355	38,431	0.83%	18,565,941	33,412	0.73%	16,630,878	21,180	0.51%
Federal funds purchased and securities sold under agreements to repurchase	259,713	538	0.83%	275,578	522	0.77%	489,571	824	0.67%
Other short-term funding	65,631	51	0.31%	73,722	60	0.33%	105,558	84	0.32%
FHLB advances	4,809,071	21,279	1.77%	3,736,510	13,123	1.42%	3,172,254	7,149	0.90%
Long-term funding	497,517	4,544	3.65%	497,348	4,544	3.66%	496,841	4,544	3.66%
Total short and long-term funding	5,631,932	26,412	1.88%	4,583,158	18,249	1.61%	4,264,224	12,601	1.18%
Total interest-bearing liabilities	24,146,287	$64,843	1.08%	23,149,099	$51,661	0.90%	20,895,102	$33,781	0.65%
Noninterest-bearing demand deposits	5,131,894			5,084,957			4,892,271
Other liabilities	436,130			395,008			246,395
Stockholders’ equity	3,721,053			3,537,316			3,165,138
Total liabilities and stockholders’ equity	$33,435,364			$32,166,380			$29,198,906
Interest rate spread			2.80%			2.74%			2.69%
Net free funds			0.22%			0.18%			0.14%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$229,580	3.02%		$212,697	2.92%		$189,103	2.83%
Fully tax-equivalent adjustment		3,217			2,826			5,284
Net interest income		$226,362			$209,871			$183,819
Numbers may not sum due to rounding.

(1)
Beginning in 2018, the yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions. Prior to 2018, the yield on tax-exempt loans and securities was computed on a fully tax-equivalent basis using a tax rate of 35% and was net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Six months ended June 30,
	2018			2017
(In thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (1) (2) (3)
Commercial and business lending	$7,506,399	$161,476	4.34%	$7,260,839	$126,187	3.50%
Commercial real estate lending	5,553,469	133,554	4.85%	4,982,027	92,697	3.75%
Total commercial	13,059,868	295,030	4.55%	12,242,866	218,884	3.60%
Residential mortgage	8,124,546	135,432	3.34%	6,762,319	109,404	3.24%
Retail	1,360,125	37,061	5.46%	1,293,414	31,497	4.88%
Total loans	22,544,539	467,523	4.17%	20,298,599	359,785	3.56%
Investment securities
Taxable	5,547,289	60,727	2.19%	4,805,819	47,133	1.96%
Tax-exempt (1)	1,405,561	25,200	3.59%	1,140,889	24,897	4.36%
Other short-term investments	353,152	5,330	3.04%	297,747	3,089	2.09%
Investments and other	7,306,003	91,257	2.50%	6,244,455	75,119	2.41%
Total earning assets	29,850,541	$558,780	3.76%	26,543,054	$434,904	3.29%
Other assets, net	2,953,835			2,447,719
Total assets	$32,804,377			$28,990,773
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$1,808,207	$412	0.05%	$1,503,678	$389	0.05%
Interest-bearing demand	4,620,383	17,736	0.77%	3,822,996	8,001	0.42%
Money market	7,202,684	21,830	0.61%	6,070,492	8,748	0.29%
Network transaction deposits	2,269,000	18,281	1.62%	3,485,279	14,119	0.82%
Time deposits	2,639,731	13,585	1.04%	1,683,177	6,849	0.82%
Total interest-bearing deposits	18,540,005	71,843	0.78%	16,565,621	38,104	0.46%
Federal funds purchased and securities sold under agreements to repurchase	267,602	1,060	0.80%	492,425	1,339	0.55%
Other short-term funding	69,654	111	0.32%	107,035	169	0.32%
FHLB advances	4,275,753	34,402	1.62%	3,007,025	11,596	0.78%
Long-term funding	497,433	9,088	3.65%	496,755	9,088	3.66%
Total short and long-term funding	5,110,442	44,661	1.76%	4,103,240	22,192	1.09%
Total interest-bearing liabilities	23,650,448	$116,504	0.99%	20,668,861	$60,296	0.59%
Noninterest-bearing demand deposits	5,108,554			4,928,973
Other liabilities	415,683			248,559
Stockholders’ equity	3,629,692			3,144,380
Total liabilities and stockholders’ equity	$32,804,377			$28,990,773
Interest rate spread			2.77%			2.70%
Net free funds			0.20%			0.13%
Fully tax-equivalent net interest income and net interest margin		$442,277	2.97%		$374,608	2.83%
Fully tax-equivalent adjustment		6,043			10,515
Net interest income		$436,233			$364,093
Numbers may not sum due to rounding.

(1)
Beginning in 2018, the yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions. Prior to 2018, the yield on tax-exempt loans and securities was computed on a fully tax-equivalent basis using a tax rate of 35% and was net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Loan and Deposit Composition
(In thousands)
Period end loan composition (3)	Jun 30, 2018	Mar 31, 2018	Seql Qtr % Change	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Comp Qtr % Change
Commercial and industrial	$7,109,796	$6,756,983	5%	$6,399,693	$6,534,660	$6,571,000	8%
Commercial real estate—owner occupied	888,330	900,913	(1)%	802,209	827,064	845,336	5%
Commercial and business lending	7,998,126	7,657,896	4%	7,201,902	7,361,724	7,416,336	8%
Commercial real estate—investor	3,996,415	4,077,671	(2)%	3,315,254	3,345,536	3,329,585	20%
Real estate construction	1,487,159	1,579,778	(6)%	1,451,684	1,552,135	1,651,805	(10)%
Commercial real estate lending	5,483,574	5,657,449	(3)%	4,766,938	4,897,671	4,981,390	10%
Total commercial	13,481,700	13,315,345	1%	11,968,840	12,259,395	12,397,726	9%
Residential mortgage	8,207,253	8,197,223	—%	7,546,534	7,408,471	7,115,457	15%
Home equity	911,363	923,470	(1)%	883,804	890,130	897,111	2%
Other consumer	376,470	374,453	1%	385,813	373,464	372,775	1%
Total consumer	9,495,086	9,495,146	—%	8,816,151	8,672,065	8,385,343	13%
Total loans	$22,976,786	$22,810,491	1%	$20,784,991	$20,931,460	$20,783,069	11%
Purchased credit-impaired loans	$15,900	$14,838	7%	$—	$—	$—	N/M
Period end deposit and customer funding composition (4)	Jun 30, 2018	Mar 31, 2018	Seql Qtr % Change	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Comp Qtr % Change
Noninterest-bearing demand	$5,341,361	$5,458,473	(2)%	$5,478,416	$5,177,734	$5,038,162	6%
Savings	1,887,777	1,883,638	—%	1,524,992	1,544,037	1,552,820	22%
Interest-bearing demand	4,650,407	4,719,566	(1)%	4,603,157	4,990,891	3,858,739	21%
Money market	9,208,993	9,086,553	1%	8,830,328	8,299,512	9,228,129	—%
Brokered CDs	228,029	44,503	N/M	18,609	3,554	131,184	74%
Other time	2,499,747	2,632,869	(5)%	2,330,460	2,317,723	1,809,146	38%
Total deposits	23,816,314	23,825,602	—%	22,785,962	22,333,451	21,618,180	10%
Customer funding (1)	235,804	297,289	(21)%	250,332	324,042	360,131	(35)%
Total deposits and customer funding	$24,052,118	$24,122,891	—%	$23,036,294	$22,657,493	$21,978,311	9%
Network transaction deposits (2)	$2,094,670	$2,244,739	(7)%	$2,520,968	$2,622,787	$3,220,956	(35)%
Net deposits and customer funding (Total deposits and customer funding, excluding Brokered CDs and network transaction deposits)	$21,729,419	$21,833,649	—%	$20,496,717	$20,031,152	$18,626,171	17%

Quarter average loan composition (3)	Jun 30, 2018	Mar 31, 2018	Seql Qtr % Change	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Comp Qtr % Change
Commercial and industrial	$6,804,311	$6,449,898	5%	$6,366,626	$6,487,378	$6,449,250	6%
Commercial real estate—owner occupied	892,746	863,723	3%	811,758	831,216	872,273	2%
Commercial and business lending	7,697,057	7,313,621	5%	7,178,384	7,318,594	7,321,523	5%
Commercial real estate—investor	4,117,675	3,866,286	7%	3,369,785	3,346,669	3,359,817	23%
Real estate construction	1,588,141	1,533,143	4%	1,504,104	1,626,767	1,604,440	(1)%
Commercial real estate lending	5,705,817	5,399,429	6%	4,873,889	4,973,436	4,964,257	15%
Total commercial	13,402,874	12,713,050	5%	12,052,273	12,292,030	12,285,780	9%
Residential mortgage	8,237,457	8,010,381	3%	7,546,288	7,339,827	6,957,865	18%
Home equity	990,590	972,918	2%	885,235	894,596	906,208	9%
Other consumer	374,508	382,180	(2)%	379,820	372,684	372,137	1%
Total consumer	9,602,555	9,365,479	3%	8,811,343	8,607,107	8,236,210	17%
Total loans	$23,005,428	$22,078,529	4%	$20,863,616	$20,899,137	$20,521,990	12%

Quarter average deposit composition (4)	Jun 30, 2018	Mar 31, 2018	Seql Qtr % Change	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Comp Qtr % Change
Noninterest-bearing demand	$5,131,894	$5,084,957	1%	$5,133,977	$4,992,118	$4,892,271	5%
Savings	1,892,808	1,722,665	10%	1,554,639	1,545,884	1,541,129	23%
Interest-bearing demand	4,735,514	4,503,974	5%	4,168,550	3,993,275	3,824,759	24%
Money market	7,190,178	7,215,329	—%	6,520,052	6,617,185	6,135,222	17%
Network transaction deposits	2,130,854	2,408,681	(12)%	2,517,737	3,104,997	3,377,513	(37)%
Time deposits	2,565,001	2,715,292	(6)%	2,354,828	2,187,986	1,752,255	46%
Total deposits	$23,646,250	$23,650,898	—%	$22,249,783	$22,441,445	$21,523,149	10%
N/M = Not meaningful
Numbers may not sum due to rounding.

(1)	Includes repurchase agreements and commercial paper.
(2) Included above in interest-bearing demand and money market.
(3) On February 1, 2018, the Corporation acquired Bank Mutual and added $1.9 billion of loans.
(4) On February 1, 2018, the Corporation acquired Bank Mutual and assumed $1.8 billion of deposits.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
(In millions, except per share data)	YTD Jun 2018	YTD Jun 2017	2Q18	1Q18	4Q17	3Q17	2Q17
Tangible common equity reconciliation (1)
Common equity			$3,611	$3,553	$3,078	$3,044	$3,032
Goodwill and other intangible assets, net			(1,247)	(1,233)	(992)	(986)	(987)
Tangible common equity			$2,364	$2,320	$2,086	$2,058	$2,045
Tangible assets reconciliation (1)
Total assets			$33,653	$33,367	$30,484	$30,065	$29,769
Goodwill and other intangible assets, net			(1,247)	(1,233)	(992)	(986)	(987)
Tangible assets			$32,406	$32,134	$29,492	$29,079	$28,782
Average tangible common equity and average common equity tier 1 reconciliation(1)
Common equity	$3,470	$2,985	$3,561	$3,377	$3,056	$3,025	$3,005
Goodwill and other intangible assets, net	(1,172)	(987)	(1,236)	(1,108)	(992)	(986)	(987)
Tangible common equity	2,298	1,998	2,325	2,269	2,064	2,039	2,018
Less: Accumulated other comprehensive income / loss	103	52	117	89	62	49	50
Less: Deferred tax assets / deferred tax liabilities, net	38	31	47	32	29	32	32
Average common equity Tier 1	$2,439	$2,081	$2,489	$2,390	$2,155	$2,120	$2,100
Selected Trend Information (2)
Insurance commissions and fees			$24	$23	$19	$20	$21
Service charges and deposit account fees			16	16	16	16	16
Card-based and loan fees			14	13	14	13	14
Trust and asset management fees			13	13	13	13	12
Brokerage commissions and fees			7	7	7	4	4
Fee-based revenue			75	73	69	66	67
Other			18	17	16	20	15
Total noninterest income			$93	$90	$85	$86	$82
Selected equity and performance ratios (1) (3)
Tangible common equity / tangible assets			7.29%	7.22%	7.07%	7.08%	7.11%
Return on average equity	8.81%	7.33%	9.61%	7.96%	6.17%	8.10%	7.35%
Return on average tangible common equity	13.51%	11.06%	14.98%	11.99%	9.16%	12.20%	11.06%
Return on average common equity Tier 1	12.73%	10.62%	14.00%	11.39%	8.77%	11.73%	10.63%
Efficiency ratio reconciliation (4)
Federal Reserve efficiency ratio	68.18%	66.54%	65.77%	70.76%	66.93%	63.92%	66.69%
Fully tax-equivalent adjustment	(0.66)%	(1.30)%	(0.65)%	(0.66)%	(1.30)%	(1.21)%	(1.30)%
Other intangible amortization	(0.59)%	(0.19)%	(0.68)%	(0.51)%	(0.18)%	(0.16)%	(0.18)%
Fully tax-equivalent efficiency ratio	66.94%	65.05%	64.45%	69.60%	65.45%	62.55%	65.21%
Acquisition related costs adjustment	(4.42)%	—%	(2.19)%	(6.60)%	—%	—%	—%
Fully tax-equivalent efficiency ratio, excluding acquisition related costs	62.52%	65.05%	62.26%	63.00%	65.45%	62.55%	65.21%

Acquisition Related Costs	YTD 2018	YTD 2018 per share data(6)	2Q 2018	2Q 2018 per share data(6)	1Q 2018	1Q 2018 per share data(6)
GAAP earnings	$154	$0.90	$87	$0.50	$67	$0.40
Change of control and severance	7		(1)		7
Merger advisors and consultants	4		—		4
Facilities and other	7		2		5
Contract terminations and conversion costs	10		6		5
Total acquisition related costs	$28		$7		$21
Less additional tax expense	$6		$1		$5
Earnings, excluding acquisition related costs (5)	$176	$1.03	$93	$0.53	$83	$0.50
Numbers may not sum due to rounding.

(1)
The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(2)	These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.

(3)
These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.

(4)
The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. Management believes the fully tax-equivalent efficiency ratio, which adjusts net interest income for the tax-favored status of certain loans and investment securities, to be the preferred industry measurement as it enhances the comparability of net interest income arising from taxable and tax-exempt sources.

(5)
This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.

(6)	Earnings and per share data presented after-tax.